UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Ferro Corporation (the “Company”) was held on Friday, April 27, 2012.

The final results of voting on each of the matters submitted to a vote of security holders at the 2012 Annual Meeting are as follows:

1. Shareholders elected each of the following three nominees as a director to serve for a term to expire at the 2015 Annual Meeting of Shareholders and until his or her successors have been duly elected and qualified, as set forth below.

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Jennie S. Hwang, Ph.D.	32,532,562	40,672,441	6,970,346
James F. Kirsch	39,663,815	33,541,188	6,970,346
Peter T. Kong	61,622,681	11,582,322	6,970,346

2. Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
79,577,817	535,914	61,618	0

3. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
64,635,426	8,001,920	567,657	6,970,346

4. Shareholders rejected the shareholder proposal for proxy access, as set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
9,735,025	62,503,847	966,131	6,970,346

Item 8.01. Other Events.

On May 2, 2012, the Company issued a press release announcing the election of Mr. Kong. A copy of the press release is attached, hereto, as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

May 2, 2012	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release